Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Colliers International Group Inc. of our report dated February 15, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as Exhibit 2 to Colliers International Group Inc.’s Annual Report on Form 40-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” which appears in the Annual Information Form included in Exhibit 1 of Colliers International Group Inc.’s Annual Report on Form 40-F for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the heading, “Auditors, Transfer Agent and Registrar” in the Short Form Base Shelf Prospectus of Colliers International Group Inc., which forms part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 20, 2024

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J OB2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.